                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE


                      SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported) September 27, 1995



                             LOMAK PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)
                         COMMISSION FILE NUMBER 0-9592




             DELAWARE                                     34-1312571
(State or other jurisdiction                            (IRS Employer
of incorporation or organization)                    Identification Number)


      500 THROCKMORTON STREET                                76102
         FORT WORTH, TEXAS                                 (Zip Code)
(Address of principal executive offices)



      Registrant's telephone number, including area code:  (817) 870-2601

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
ITEM 2.              ACQUISITION OR DISPOSITION OF ASSETS.
                     -------------------------------------

    On September 14, 1995, Lomak Petroleum, Inc. ("Lomak") executed an asset purchase agreement with Transfuel, Inc. ("Transfuel") and its subsidiaries, Transfuel Resources Company, Transfuel Gathering Company, Transfuel Marketing Company, Transfuel Well Service Company and Appalachia Royalty, Inc. (collectively, with Transfuel, the "Transfuel Parties" and each, including Transfuel, a "Transfuel Party") to acquire properties in Appalachia for $20.2
million in cash and $755,000 in Lomak common stock.   The acquisition includes
approximately 1,800 producing gas wells, 1,100 miles of gas gathering lines, 175,000 net acres of undeveloped leases and associated real estate and equipment.

    The source of funds to be used for the acquisition will consist of approximately $20.2 million of long-term debt utilizing Lomak's existing bank credit facility and its working capital, with the remainder in Lomak common stock.

    The foregoing description of the above described transaction is qualified in its entirety by reference to the Agreement, which is being filed herewith as
Exhibit 1 and is fully incorporated by reference herein.


ITEM 7.              FINANCIAL STATEMENTS AND EXHIBITS.
                     ----------------------------------

    (c)      Exhibits

1. Asset Purchase Agreement dated September 14, 1995 by and between Transfuel, Inc. and Lomak Petroleum, Inc., Lomak Operating Company and Lomak Resources Company.

2.  Press Release issued by Lomak Petroleum, Inc. on September 14, 1995.





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
                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LOMAK PETROLEUM, INC.



                                                By   /s/Thomas W. Stoelk
                                                 ------------------------------
                                                     Thomas W. Stoelk
                                                     Chief Financial Officer





September 27, 1995





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
                                                                       Exhibit 1

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                 This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 14th day of September, 1995, between Transfuel, Inc., a Delaware corporation ("Transfuel"), and its subsidiaries, Transfuel Resources Company, Transfuel Gathering Company, Transfuel Marketing Company, Transfuel Well Service Company and Appalachia Royalty, Inc., each a Delaware corporation (collectively, with Transfuel, the "Transfuel Parties" and each, including Transfuel, a "Transfuel Party"), and Lomak Petroleum, Inc., a Delaware corporation, Lomak Operating Company, an Ohio corporation, and Lomak Resources Company, a Delaware corporation (collectively called "Buyer").

                                   RECITALS:

                 WHEREAS, Transfuel is engaged in the exploration for, and development, production, gathering, and marketing of, crude oil and natural gas; and

                 WHEREAS, Transfuel desires to sell, transfer, convey, assign and deliver to Buyer, and Buyer desires to purchase and accept from Transfuel, certain of its oil and gas properties and related assets on the terms and subject to the conditions set forth in this Agreement;

                 NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                              CERTAIN DEFINITIONS
                              -------------------

                 Section 1.1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                 "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                 "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission.

                 "Affiliate" shall mean any Person (as defined below) that directly or indirectly through one or more intermediaries controls or is controlled by or under common control with the Person specified.

                 "Assets" shall have the meaning set forth in Section 2.1 hereof.

                 "Cash Payment" shall have the meaning set forth in Section 2.3 hereof.

                 "Closing" shall mean the consummation of the transactions contemplated by Article II of this Agreement.

                 "Closing Date" shall mean the latest of (a) October 16, 1995,
(b) the earlier of the third business day following the date on which (i) the statutory waiting period required under the HSR Act (as defined herein) expires and (ii) an early termination of such period is granted with respect to this transaction, and (c) such other date as may be mutually agreed to by Transfuel and Buyer.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                 "Common Stock" shall have the meaning set forth in Section 2.3 hereof.

                 "Common Stock Payment" shall have the meaning set forth in
Section 2.3 hereof.

                 "Common Stock Price" shall have the meaning set forth in
Section 2.3 hereof.

                 "Covered Liabilities" shall mean any and all debts, losses, liabilities, claims, damages, obligations, payments (including, without limitation, those arising out of any demand, assessment, settlement, judgment or compromise relating to any Action), costs and expenses (including, without limitation, reasonable attorneys' fees, but only to the extent that legal defense is not provided by Buyer, and any and all reasonable third party expenses incurred in investigating, preparing or defending any Action), mature or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, arising out of, relating to or in connection with the Assets, including without limitation any of the foregoing, arising under, out of or in connection with any Action, order or consent decree of any governmental entity or award of any arbitrator of any kind, or any law, rule, regulation, contract, agreement, commitment or undertaking. Covered Liabilities, among other things, shall include all liabilities, debts, losses, claims, damages, obligations, payments, costs and expenses of any kind relating to, or in connection with, (a) the ownership, operation or use of the Assets by Transfuel and its Affiliates and their respective predecessors, whether owed to Buyer or to third parties under CERCLA (as defined herein) and any similar federal or state statutes, as now or hereafter enacted or (b) any breach or violation of or noncompliance with (or alleged breach or violation of or noncompliance with) any Environmental Laws (as hereinafter defined). Notwithstanding the foregoing, Covered Liabilities shall not include those set forth in Schedule 1.1(a) hereto which liabilities shall remain the obligation of Transfuel.

                 "Effective Date" shall mean 7:00 a.m. where the properties are located on October 1, 1995.

                 "Environmental Laws" shall have the meaning set forth in
Section 3.10.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                 "Knowledge" when used in relation to Transfuel or any Affiliate of Transfuel, shall mean the actual knowledge as of the Closing Date of the Persons listed on Schedule 1.1(b) hereto, after reasonable inquiry with respect to the representations and warranties of Transfuel made in this Agreement.

                 "Liens" shall mean all liens, security interests, pledges, claims, options and other encumbrances of any kind.

                 "Material Adverse Effect" shall mean, with respect to the Assets, any adverse change or adverse condition with respect to the ownership, use or operation of the Assets that (after taking into account insurance recoveries payable in respect thereof) results in a quantifiable and material diminution in the value of the Assets or the business relating to such Assets taken as a whole (for purposes hereof, quantification of the diminution, if any, in the value of the Assets shall be determined by reference to Schedule
2.2 hereto); provided, however, that any change or changes in applicable laws or regulations, the prices of oil, gas, natural gas liquids or other hydrocarbon products, financial or market conditions, natural declines in well performance, reserves (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business), general economic conditions or local, regional, national or international industry conditions shall be deemed not to constitute a Material Adverse Effect.

                 "Performance Deposit" shall mean $1,000,000 which Transfuel has received from Buyer on the date hereof.

                 "Permitted Encumbrances" shall mean (a) the terms and conditions of the agreements, instruments or other documents creating or reserving to each of the Transfuel Parties its interests in the Assets, except for the terms and conditions of the agreements, instruments or other documents referred to in Section 3.19, (b) all matters in the public records of the counties or parishes where the Assets are located to the extent the same are otherwise valid and enforceable and all matters in the public records of all federal, state and local agencies having or asserting jurisdiction over any of the Assets, including, but not limited to, those Liens, encumbrances and other matters listed on Schedules 1.1(c)-1 and 1.1(c)-2 hereto or otherwise disclosed in writing by Transfuel to Buyer prior to the execution of this Agreement, (c) inchoate liens and encumbrances securing payments to mechanics and materialmen and encumbrances securing payments of taxes or assessments that are, in either case, not yet delinquent, or, if delinquent, that are being contested in good faith, (d) all matters visible and apparent on the ground or that would be revealed by a true and correct survey, (e) easements, rights-of-way, servitudes, permits, surface leases, surface use restrictions and other surface uses and impediments on, over, or in respect of any of the Assets, (f) all rights reserved to or vested in any municipality or governmental, tribal, statutory, or public authority controlling or regulating any of the Assets in any manner, and in all applicable laws, rules, and orders of any municipality or governmental, tribal, statutory or public authority, and (g) any matter that a reasonable and prudent operator knowledgeable in the oil and gas business would not consider a material impairment of title, as is reasonably necessary to permit the use and enjoyment of the Assets substantially in the manner such Assets are now utilized by such Transfuel Parties.

                 "Person" shall mean a natural person, group, partnership, corporation or other entity.

                 "Properties" shall mean all of the oil, gas and other mineral properties, oil and gas leases, rights and undivided interests described, referred to, or specified in Exhibit A hereto.

                 "Purchase Price" shall have the meaning set forth in Section
2.2 hereof.

                 "Registration Rights" shall have the meaning set forth in
Section 2.3 hereof.

                 "Related Agreements" shall have the meaning set forth in
Section 2.7 hereof.

                 "TCW Interests" shall have the meaning set forth in Section
5.13 hereof.

                                   ARTICLE II
                                   ----------

                           Sale and Purchase; Closing
                           --------------------------

                 Section 2.1. SALE AND PURCHASE. Effective as of the Effective Date, and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing Transfuel shall, or shall cause the appropriate Transfuel Party to, assign, convey and deliver to Buyer or its designated Affiliate, without warranty of title, express, implied or statutory, the assets and properties of the Transfuel Parties hereinafter described (such assets and properties being hereinafter referred to collectively as the "Assets"):

                 (a) All of the Transfuel Parties' right, title and interest in and to the Properties;

                 (b) All of the Transfuel Parties' right, title and interest in, to and under or derived from all presently existing and valid unitization, pooling and communitization agreements, declarations and orders and production sharing agreements set forth on Schedule 2.1(b) hereto, and the properties covered and the units created thereby (including, but not limited to, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency having jurisdiction), to the extent attributable to any of the Properties, or the production of oil and gas to the extent attributable to any of the Properties and other minerals and products produced in association therewith;

                 (c) All of the Transfuel Parties' right, title and interest in, to and under or derived from all presently existing and valid oil, casinghead gas and gas sales, purchase, exchange, transportation and processing contracts, operating agreements, joint venture agreements, partnership agreements and other contracts, operator's liens, charters, agreements and instruments to the extent attributable to any of the Properties, or any unit or units (or portions thereof) to the extent attributable to the Properties, or to the exploration, development or production of oil and gas from or to the extent attributable to the Properties or such unit or units (or portions thereof) and other minerals and products produced in association therewith, and all accounts receivable attributable to the oil and gas production from the Properties on or after the Effective Date which contracts, agreements, instruments and accounts are set forth on Schedule 2.1(c) hereto;

                 (d) All of the Transfuel Parties' right, title and interest in and to all improvements, equipment, easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights (including, but not limited to, any wells, tanks, boilers, buildings, fixtures, compression facilities, pipelines, gathering systems, lines, vehicles, and other appurtenances, easements and facilities, and radio and microwave equipment (and associated licenses) (i) to the extent located in, on or under the Properties,
(ii) to the extent now being used or held for use in connection with the exploration, development, operation or maintenance of the Assets described in subsections (a), (b) and (c) of this Section 2.1 or (iii) to the extent now being used or held for use in connection with the producing, treating, processing, storing, gathering or marketing of oil, gas and natural gas liquids and other minerals and products produced in association therewith, produced from, or to the extent attributable to, the Properties, including, without limitation, the items set forth on Schedule 2.1(d) hereto;

                 (e) Subject to (i) Transfuel's right to retain copies of the records and (ii) existing confidentiality or nondisclosure obligations or transfer or assignment restrictions of any Transfuel Party with unaffiliated third parties listed in Schedule 2.1(e)(ii), all of the Transfuel Parties' right, title and interest in and to all seismic, geological, geophysical and similar data related to the Assets, all lease files, land files, legal files, well files, gas and oil sales contract files, division order files, abstracts, title opinions, land surveys, and all other books, records, files and accounting records to the extent attributable to or used in the exploration, maintenance or operation of any of the Assets described in subsections (a),
(b), (c) and (d) of this Section 2.1 or to any producing, treating, processing, storing, gathering or marketing of oil, gas and natural gas liquids produced from, or to the extent attributable to, the Properties and other minerals and products produced in association therewith;

                 (f) All of the Transfuel Parties' right, title and interest in and to (i) all inventories of oil, gas and other petroleum products, tubular goods, supplies and tools, in each case to the extent produced from or held for use on the Assets described in subsections (a), (b), (c) and (d) of this
Section 2.1, including, without limitation, all of those set forth on Schedule 2.1(f) hereto, and those described on the inventory list separately delivered to Buyer on the date of this Agreement, and subject to the use or disposition of any of such Assets from and after the Effective Date in accordance with this Agreement, and (ii) all personal property to the extent used or held for use in connection with the exploration, development, operation or maintenance of the Assets described in subsections (a), (b), (c), (d) and (e) of this Section 2.1, including, but not limited to, field office furniture and equipment, computer hardware and other items set forth on Schedule 2.1(f) hereto, and (iii) all vendors' warranties to the extent attributable to the Assets and to the extent that such vendors' warranties are transferable;

                 (g) All of the Transfuel Parties' right, title and interest to any claims to the extent attributable to the Assets or which is directly related to the Assets, including, without limitation, past, present or future claims, whether or not previously asserted by any Transfuel Party except (i) set forth on Schedule 2.1(g) and (ii) to the extent of amounts collected by any Transfuel Party with respect to any such claims prior to the Effective Date;

provided, however, that the Assets do not include and the appropriate Transfuel Party shall retain (i) all of such Transfuel Party's non-proprietary right, title and interest in and to all non-proprietary seismic, geological, geophysical and similar data and computer software related to the Assets (with respect to seismic, set forth on Schedule 2.1(e)(ii)), to the extent contractually obligated to unaffiliated third parties to do so, (ii) the Houston headquarters office lease, furniture, fixtures, equipment, proprietary computer software (including, without limitation, the Transfuel computer mapping software and work stations), and all other personal property (such items being herein referred to as the "Excluded Assets").

Notwithstanding anything to the contrary contained herein, Transfuel shall provide Buyer with copies of maps relating to the Assets and a computer tape showing the well points and acreage included in the Assets and annotations related thereto.

                 Section 2.2. ALLOCATION/PREFERENTIAL RIGHTS. Transfuel and Buyer have mutually agreed to allocate the Purchase Price among the individual Properties set forth in Schedule 2.2 hereto. Transfuel and Buyer agree not to take any position inconsistent with the allocation. None of the Properties are subject to preferential purchase rights, rights of first refusal, lessor's approval, or similar rights.

                 Section 2.3. PAYMENT OF PURCHASE PRICE; TRANSFUEL PAYMENT. (a) At Closing, in payment for such Assets, Buyer will (i) wire transfer Twenty Million Two Hundred Forty-Five Thousand Dollars ($20,245,000), less the Performance Deposit (the "Cash Payment"), in immediately available funds to such accounts as may be specified by Transfuel prior to the Closing and (ii) deliver at the Closing certificates, registered in the name of Transfuel or its designee, representing that number of shares of common stock, par value $.01 per share, of Buyer (the "Common Stock") determined by dividing $755,000 by the Common Stock Price (the "Common Stock Payment," and, together with the Cash Payment, the "Purchase Price"). If a registration statement covering the shares of Common Stock constituting the Common Stock Payment is not filed on or prior to the earlier of (x) sixty (60) days after the Closing Date or (y) December 15, 1995, at the option of Transfuel (or its designee or transferee), the Company shall purchase on the fifth (5th) business day after such date all the shares of Common Stock constituting the Common Stock Payment for $755,000 in immediately available funds by wire transfer to such account as may be designated in writing by Transfuel (or its designee or transferee). The "Common Stock Price" shall be calculated by dividing (A) the sum of the last sale price per share of Common Stock as reported on NASDAQ for each of the five trading days immediately preceding the second business day prior to the Closing Date by (B) five (5). The rights under this Section 2.3 may be assigned to any subsequent holder of the shares constituting the Common Stock Payment. Upon conveyance of the Assets, Buyer represents that such shares of Common Stock shall be validly issued, fully paid and non-assessable. The holders of the Common Stock issued under this Agreement shall have such rights, and Buyer shall have such obligations, with respect to the registration for sale under the Act of such Common Stock, as are set forth in Appendix A annexed hereto (the "Registration Rights").

                 (b) At Closing, Transfuel shall pay to Buyer, in complete satisfaction of any and all claims for ad valorem, severance and any other taxes assessed against the Assets or the production therefrom for periods prior to the Effective Date other than as set forth on Schedule 8.2(b), an amount calculated by subtracting from $329,436 the aggregate tax payments made by Transfuel prior to the Closing Date in excess of $92,634 relating to the following line items on Schedule 2.3(b) attached hereto: "Less Ad Valorem taxes regarding 1993 production paid prior to the Closing Date"; "Less real estate taxes paid prior to the Closing Date" (New York); and "Less real estate taxes paid prior to the Closing Date" (Ohio), which tax payments shall be set forth in a supplemental Schedule 2.3(b) to be delivered by Transfuel to Buyer three (3) business days prior to Closing, together with a report from Deloitte & Touche LLP, or another independent accounting firm, as to the existence of documentation evidencing each such tax payment.

                 Section 2.4. TIME AND PLACE OF CLOSING. Subject to satisfaction or waiver of the conditions set forth in Article VI and Article VII hereof, the Closing shall take place on the Closing Date at 10:00 a.m., Houston, Texas time, at the offices of Andrews & Kurth L.L.P. located at 4200 Texas Commerce Tower, Houston, Texas 77002.

                 Section 2.5.       [Intentionally Omitted]

                 Section 2.6.       [Intentionally Omitted]

                 Section 2.7. RELATED AGREEMENTS. Upon the terms and subject to the conditions, exceptions and reservations of this Agreement, at or prior to the Closing, the appropriate Transfuel Parties and Buyer shall execute and deliver or cause the execution and delivery of the following agreements:

                 (a) a General Conveyance, Assignment and Bill of Sale of the Assets, in substantially the form attached hereto as Exhibit B (the "Conveyance"), containing as an exhibit thereto a form of specific Conveyance, Assignment and Bill of Sale to be executed in connection with the record title conveyance of the Assets; and

                 (b) an Assumption and Indemnification Agreement, in substantially the form attached hereto as Exhibit C (the "Assumption Agreement") pursuant to which Buyer will expressly assume and agree to indemnify and hold harmless Transfuel and its Affiliates from and against any and all Covered Liabilities.

The agreements listed in this Section 2.7 are collectively referred to in this Agreement as the "Related Agreements."

                 Section 2.8.       LETTERS IN LIEU AND NOTICES TO OPERATORS.
(a) The appropriate Transfuel Parties shall prepare and execute and deliver to Buyer on the Closing Date Letters in Lieu of Division and Transfer Orders in form reasonably satisfactory to Buyer relating to the Properties as necessary to reflect the transactions contemplated hereby.

                 (b) The appropriate Transfuel Parties shall prepare and execute and deliver to Buyer on the Closing Date all notices required by operating agreements and other contracts or leases requested by Buyer to which any such Transfuel Party is a party covering any of the Assets or portions thereof to the effect that the Transfuel Parties have assigned to Buyer all of their respective right, title, and interest in the Properties subject to such agreements.

                 (c) The appropriate Transfuel Parties shall prepare and send to third party vendors supplying goods and/or services relating to the Assets a notice to the effect that Transfuel is selling the Assets as of the Effective Date and that invoices for work performed prior to the Effective Date should be sent as soon as possible to Transfuel.

                 Section 2.9        POST CLOSING MATTERS.  After the Closing,
(a) with respect to Transfuel, (i) any monies received relating to the Assets with respect to any periods subsequent to the Effective Date shall be remitted promptly by Transfuel to Buyer, and (ii) any invoices for expenses incurred relating to the Assets with respect to any periods subsequent to the Effective Date shall be forwarded promptly by Transfuel to Buyer for payment, and (b) with respect to Buyer, (i) any monies received relating to the Assets with respect to any periods prior to the Effective Date shall be remitted promptly by Buyer to Transfuel, and (ii) any claims for payment received by Buyer from third parties prior to December 31, 1995 relating to the Assets with respect to any periods prior to the Effective Date shall be forwarded promptly by Buyer to Transfuel for payment. Transfuel shall pay all claims for payment it receives from third parties prior to December 31, 1995 for expenses incurred relating to the Assets with respect to any periods prior to the Effective Date, but no Transfuel Party shall have any liability for any claims received after December 31, 1995. For purposes hereof, expenses or claims for payment shall include all vendor charges, all lease and contractual charges, including, without limitation, royalties or fixed landowner charges (whether by formula or specific dollar amount) and any other determinable dollar amount for matters related to the ownership and operation of the Assets; provided, however that expenses shall not include claims made for matters such as property damage or environmental matters relating to the Assets. Notwithstanding anything to the contrary herein contained, Transfuel shall indemnify and hold harmless Buyer against liabilities to the extent set forth in Section 8.2(b). Gross revenues attributable to production from the Assets (x) prior to the Effective Date are for the account of Transfuel and (y) after the Effective Date are for the account of Buyer and in either case shall be remitted as set forth in the first sentence of this Section 2.9.


                                  ARTICLE III
                                  -----------
                  REPRESENTATIONS AND WARRANTIES OF TRANSFUEL
                  -------------------------------------------

                 Transfuel hereby represents and warrants to Buyer as follows:

                 Section 3.1. ORGANIZATION AND QUALIFICATION. Each of the Transfuel Parties is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power to carry on its business as it is now being conducted. Each of the Transfuel Parties is duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of its business and operations makes such qualification necessary.

                 Section 3.2. AUTHORIZATION. Each of the Transfuel Parties has the requisite corporate power to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Transfuel Parties of this Agreement and the Related Agreements to which it is a party and the consummation by such Transfuel Party of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and sole stockholder of such Transfuel Party, and no other corporate proceedings on the part of such Transfuel Party are necessary to authorize this Agreement or the Related Agreements to which it is a party or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of the Transfuel Parties and, assuming this Agreement constitutes and each of the Related Agreements to which it is a party will constitute, a valid and binding obligation of Buyer, this Agreement constitutes and upon the execution and delivery by each Transfuel Party of the Related Agreements to which it is a party each of such Related Agreements will constitute, a valid and binding agreement of such Transfuel Party, enforceable against such Transfuel Party in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (b) general principles of equity and (c) the power of a court to deny enforcement of remedies generally based upon public policy.

                 Section 3.3. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by each of the Transfuel Parties, the Related Agreements to which any such Transfuel Party is a party, nor the consummation of the transactions contemplated hereby or thereby will
(a) conflict with or result in any breach of any provision of its respective charter or by-laws; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) in connection with the HSR Act, (ii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement, (iii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby or (iv) set forth on Schedule 3.3 hereto; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which any such Transfuel Party is a party or by which it or any of its Assets may be bound, except (i) set forth on Schedule 3.3 hereto, (ii) for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing or which, in the aggregate, would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any such Transfuel Party or any of its Assets, except for violations which would not in the aggregate prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby.

                 Section 3.4. ASSETS OF THE TRANSFUEL PARTIES. Except as set forth on Schedule 3.4 hereto, the Transfuel Parties have such title, or hold by lease or license, all real and personal property included in the Assets free and clear of any and all material Liens other than Permitted Encumbrances; provided, however, that Permitted Encumbrances set forth in Schedule 1.1(c)-1 and the Liens set forth on Schedule 3.4 shall be released on or prior to the Closing Date.

                 Section 3.5. CONDUCT OF THE BUSINESS SINCE EFFECTIVE DATE. Except as set forth on Schedule 3.5 hereto or on any other Schedule hereto and except as a result of matters relating to or resulting from this Agreement, since the Effective Date, the Assets have been operated and maintained in the ordinary course of business consistent with past practices and there has not been any adverse event, condition, occurrence or change which would adversely impact Buyer's ownership, operation or use of the Assets following the Closing and which is not disclosed on the Schedules hereto.

                 Section 3.6. LITIGATION; ORDERS. Except as affects the oil and gas industry generally or as disclosed on Schedule 3.6 hereto or on any other Schedule hereto, there are no lawsuits, Actions, administrative, arbitration or other proceedings or governmental investigations pending or, to Transfuel's Knowledge, threatened against any Transfuel Party and which relate to or impact the Assets. Except as affects the oil and gas industry generally or as disclosed on Schedule 3.6 hereto, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against any Transfuel Party which relate to or impact the Assets.

                 Section 3.7. LICENSES, APPROVALS. Except as set forth on Schedule 3.7 hereto, the Transfuel Parties possess all governmental licenses, permits, franchises and other authorizations of any federal, state, local or foreign governmental authority (the "Licenses") which are necessary to the ownership or operation of the Assets, and all such Licenses are in full force and effect. Except as noted on Schedule 3.7 hereto, no proceeding is pending or, to Transfuel's Knowledge, threatened seeking the revocation or limitation of any such License.

                 Section 3.8. LABOR MATTERS. There are no agreements with labor unions or associations representing employees of the Transfuel Parties who are employed in the operation or maintenance of the Assets. No work stoppage with respect to the Assets against any Transfuel Party is pending or, to Transfuel's Knowledge, threatened. No Transfuel Party is involved in or, to Transfuel's Knowledge, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees of the Transfuel Parties who are employed in the operation of the Assets (excluding routine workers' compensation claims).

                 Section 3.9. COMPLIANCE WITH LAWS. The use of the Assets by the Transfuel Parties complies in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto.

                 Section 3.10. ENVIRONMENTAL MATTERS. To Transfuel's Knowledge and except as set forth on Schedule 3.10 hereto or otherwise disclosed in writing by Buyer to Transfuel prior to the date hereof, the Assets have been owned and operated by the Transfuel Parties in compliance in all material respects with all material Environmental Laws applicable to the Transfuel Parties. Without limitation of the foregoing, to Transfuel's Knowledge, there are no existing, pending or threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by any governmental authority or third party relating to any violation of any Environmental Laws with respect to the Assets, other than as set forth on
Schedule 3.10 hereto; and to Transfuel's Knowledge, all notices, permits or similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of the Assets, including, without limitation, treatment, storage, disposal or release of a hazardous substance or solid waste into the environment have been duly obtained or filed. As used herein, the term "release" has the meaning specified in CERCLA, and the term "disposal" (or "disposed") has the meaning specified in RCRA. For the purposes hereof, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority pertaining to the environment in effect on the date of this Agreement and in effect at such time in any and all jurisdictions in which the Assets are operated, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, comparable state and local laws and other environmental protection laws in effect on the date of this Agreement.

                 Section 3.11. CONDEMNATION. There are no pending or, to Transfuel's Knowledge, threatened condemnation or eminent domain proceedings, or contemplated sales in lieu thereof involving partial or total taking of any of the Assets.

                 Section 3.12. NON-FOREIGN REPRESENTATION. None of the Transfuel Parties is a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code).

                 Section 3.13. RESERVE REPORT. (a) Transfuel has delivered to Buyer a copy of the oil and gas reserve report prepared by Transfuel and audited by Netherland, Sewell & Associates, Inc. and Wright & Co., Inc. as of January 1, 1995 (the "Reserve Report"). Except as disclosed on
Schedule 3.13 hereto, or otherwise disclosed in writing to Buyer by Transfuel, no Transfuel Party has Knowledge of any facts which would make the factual information on which the Reserve Report was based inaccurate in any material respect at the time provided to the extent such Reserve Report relates to the Properties.

                 (b) OTHER THAN AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 3.13, NO TRANSFUEL PARTY MAKES ANY WARRANTY, AND EACH TRANSFUEL PARTY HEREBY DISCLAIMS

ANY WARRANTY, WITH RESPECT TO THE OIL AND GAS RESERVES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY THAT THE RESERVE ESTIMATES, CASH FLOW ESTIMATES, PRICE ESTIMATES, OR PRODUCTION OR FLOW RATE ESTIMATES CONTAINED IN THE RESERVE REPORT OR IN ANY SUPPLEMENT THERETO OR UPDATE THEREOF ARE IN ANY WAY COMPLETE, ACCURATE OR NOT MISLEADING, THE SAME BEING PREDICTIONS AS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS AND INACCURACY.

                 Section 3.14. BROKERAGE FEES AND COMMISSIONS. No Transfuel Party has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement or the Related Agreements for which Buyer shall incur any liability.

                 Section 3.15. TAXES. Except as set forth in Schedule 3.15-1 hereto and excluding Taxes based upon recalculation of fuel use, shrinkage, and residue gas which occur in the ordinary course of business, each of the Transfuel Parties has paid, or is not delinquent in the payment of, all federal, state and local taxes (other than income taxes and franchise taxes) relating to or in connection with the Assets which have become due and payable, including, but not limited to, all excise, property, sales, transfer, withholding, severance and production taxes, together with any interest, penalties or other additions thereto and including all taxes set forth on
Schedule 3.15-2.

                 Section 3.16. CERTAIN PRODUCTION OBLIGATIONS. Except as set forth on Schedule 3.16, no Transfuel Party is obligated to deliver make-up volumes of gas from the Properties on account of prepayment, take-or-pay, gas balancing or similar obligation, and no such prepayment arrangements will require deliveries of a portion of any Transfuel Party's share of production at any time after the Closing Date without Buyer thereafter receiving full payment therefor.

                 Section 3.17.      LEASES.  Except as set forth on Schedule
3.17 hereto, the Properties which constitute oil and gas leases ("Leases") and the contracts and agreements listed on Schedules 2.1(b) and 2.1(c) attached hereto ("Contracts") (i) are presently in full force and effect and (ii) have been maintained according to their terms. No Transfuel Party is in breach or default in any material respect of its obligations under the Leases and Contracts.

                 Section 3.18. ROYALTIES AND RENTALS. Except as set forth in Schedule 3.18, each of the Transfuel Parties has paid all royalties, overriding royalties, compensatory royalties and rentals due from or in respect of production with respect to the Properties.

                 Section 3.19. PROPERTIES DOCUMENTATION. Transfuel has made available to Buyer all agreements, instruments and other documents creating or reserving to each of the Transfuel Parties its interests in the Assets other than the Restructure, Settlement and Release Agreement effective as of December 1, 1993 by and among Atwood Resources, Inc., TCW and various other parties thereto, and the Option to Purchase and Settlement Agreement dated as of May 25, 1995 by and among Transfuel and certain of its subsidiaries, TCW and various other parties thereto.

                                   ARTICLE IV
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

                 Buyer hereby represents and warrants to Transfuel as follows:

                 Section 4.1. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted.

                 Section 4.2. AUTHORITY RELATIVE TO THIS AGREEMENT AND THE RELATED AGREEMENTS. Buyer has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the Related Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or any of the Related Agreements to which it is a party or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes and each of the Related Agreements will constitute a valid and binding obligation of Transfuel, this Agreement constitutes, and upon the execution and delivery by Buyer of the Related Agreements to which it is a party each of such Related Agreements will constitute a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (b) general principles of equity and (c) the power of a court to deny enforcement of remedies generally based upon public policy.

                 Section 4.3. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery by Buyer of this Agreement or any of the Related Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the charter or by-laws (or other similar governing documents) of Buyer; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) in connection with the HSR Act, (ii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement or the Related Agreements or (iii) where Buyer reasonably expects that the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay the consummation of the transactions contemplated hereby or thereby; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Buyer or any of its Affiliates is a party or by which Buyer or any of its Affiliates or any of their respective assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, any of its Affiliates or any of their respective assets, except for violations which would not prevent or delay the consummation of the transactions contemplated hereby or thereby.

                 Section 4.4. FINANCING. Buyer has cash on hand or financing commitments, copies of which have been provided to Transfuel, that are sufficient to satisfy all of its obligations under this Agreement to be performed at Closing. Buyer is not aware of any event or occurrence which would result in any of the conditions to its right to funds under such financing commitments not to be satisfied. Buyer will provide to Transfuel such documentation as Transfuel may reasonably request to confirm Buyer's financial capacity.

                 Section 4.5. LITIGATION; ORDERS. There are no claims, actions, or proceedings pending or, to the knowledge of Buyer, threatened against or relating to Buyer before any court or governmental or regulatory authority or body acting in an adjudicative capacity with respect to which there is a reasonable likelihood of a determination that would prevent or delay the consummation of the transactions contemplated hereby. Buyer is not subject to any outstanding order, writ, injunction or decree that would prevent or delay the consummation of the transactions contemplated hereby.

                 Section 4.6.       BROKERAGE FEES AND COMMISSIONS.   Neither
Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement or the Related Agreements for which Transfuel or any of its Affiliates shall incur any liability.

                 Section 4.7. COMPLETION OF ENVIRONMENTAL REVIEW. Buyer's investigation with respect to the environmental condition of the Assets has been completed to Buyer's satisfaction, subject to any events occurring subsequent to the date of inspection in August, 1995 but prior to the Closing, and included only visual site inspections, review of pertinent records and files, review of applicable regulatory records and personnel interviews and did not include any boring, drilling or air, soil or water sampling with respect to any of the real or personal property included in the Assets.

                 Section 4.8. PRIVATE OFFERING. The Common Stock to be issued pursuant to this Agreement will be issued by Lomak Petroleum, Inc. in a distribution not involving a public offering. Neither Buyer nor anyone acting on its behalf has taken, or will take, any action which would require that the Common Stock issued under this Agreement be registered under Section 5 of the Act, or any "blue-sky laws" of any applicable jurisdiction.


                                   ARTICLE V
                                   ---------

                        Covenants of Transfuel and Buyer
                        --------------------------------

                 Section 5.1. INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND RECORDS. (a) The Transfuel Parties shall afford to representatives of Buyer reasonable access to their officers, agents, representatives, employees and consultants who are involved with the Assets, and to their offices, plants, Properties, books and records during normal business hours, in order that Buyer may have full opportunity to make such investigations as it reasonably desires of the affairs of the Transfuel Parties as they relate to the Assets; provided, however, that such investigation shall not unreasonably disrupt the personnel and operations of Transfuel or any of its Affiliates. Any disruptions resulting from affording such access to Buyer and its representatives shall not constitute a breach under any of the Transfuel Parties' covenants in Section 5.4 hereof. If, in the course of any investigation pursuant to this Section 5.1, Buyer discovers any material breach of any representation or warranty contained in this Agreement or any circumstance or condition that upon Closing would in Buyer's opinion constitute such a breach, Buyer covenants that it will reasonably promptly so inform Transfuel. Transfuel shall provide Buyer with all such financial information necessary in order for Buyer to comply with the disclosure requirements of the Act and the Exchange Act.

                 (b) Any information provided by Transfuel, or any of its Affiliates, to Buyer or its representatives pursuant to or in connection with this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement previously executed by Buyer and delivered to Transfuel (the "Confidentiality Agreement"), which Confidentiality Agreement remains in full force and effect and shall be deemed to be a part of this Agreement as though fully as set forth herein.

                 (c) Buyer agrees (i) to hold all of the books and records of the Transfuel Parties relating to the Assets existing on the Closing Date and to destroy or dispose of any thereof only in accordance with its existing policies with respect to the retention or destruction of books and records as set forth in Schedule 5.1(c), and (ii) following the Closing Date to afford Transfuel, its accountants and counsel, during normal business hours, upon reasonable request, at any time, full access to such books, records and other data to the extent that such access may be requested for any legitimate purpose at no cost to Transfuel (other than for reasonable out-of-pocket expenses).

                 Section 5.2. REASONABLE EFFORTS; OBTAINING CONSENTS. Subject to the terms and conditions herein provided, the Transfuel Parties and Buyer each agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts, (b) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby or to prevent the entry, enactment or promulgation of any such preliminary or temporary injunction or order, and (d) to effect all necessary registrations and filings including, but not limited to, submissions of information requested by governmental authorities.

                 Section 5.3. FURTHER ASSURANCES. Each of the Transfuel Parties and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intent of this Agreement.

                 Section 5.4. CONDUCT OF BUSINESS. From the date hereof through the Closing, except as disclosed on Schedule 5.4 hereto or otherwise provided for in, or contemplated by, this Agreement, or, except as consented to or approved by Buyer in writing (except where the requirement of such consent or approval would violate any applicable laws), Transfuel covenants and agrees that:

                 (a) Transfuel shall operate, or cause to be operated, the Assets in the ordinary and usual course in all material respects in accordance with past practices except that (i) no wells shall be spud by Transfuel nor shall it participate in third party drilling without the prior written consent of Buyer and (ii) no capital expenditures or asset sales will be effected without the prior written consent of the Buyer other than set forth on Schedule 5.4(a); and

                 (b) Transfuel shall not, nor shall it permit any Transfuel Party to, (i) sell, transfer or otherwise dispose of any of its material Assets, (ii) create or permit to exist any new material security interest, lien or encumbrance on its Assets other than Permitted Encumbrances, or (iii) enter into any material joint venture, partnership or other similar arrangement or form any other new material arrangement affecting the Assets or any new material contract or commitment affecting the Assets.

                 Section 5.5. PUBLIC ANNOUNCEMENTS. Between the date hereof and the Closing Date, neither Buyer nor Transfuel, without the prior written approval of the other, will issue, or permit any agent or Affiliate to issue, any press releases or otherwise make or permit any agent or Affiliate to make, any public statements with respect to this Agreement, the Related Agreements or the transactions contemplated hereby and thereby; provided, however, upon prompt notice to the other (which may be oral or written), Buyer or Transfuel, as the case may be, shall be permitted to issue such press releases or make such public statements as are required by applicable laws, rules or regulations of any governmental body or stock exchange. Buyer shall also be permitted to disclose information with respect to this Agreement, the Related Agreements or the transactions contemplated hereby and thereby in any filing required to be made by Buyer pursuant to the Act or the Exchange Act.

                 Section 5.6. BUSINESS GUARANTIES. Buyer shall cause all of the Assets presently covered under Transfuel's performance or surety bonds listed on Schedule 5.6 (the "Business Guaranties") to be transferred to coverage under Buyer's performance or surety bonds equivalent in amount, type and duration to the Business Guaranties or as otherwise required by law. Buyer will use its best efforts to obtain or increase the coverage of, if necessary, prior to the Closing Date such performance or surety bonds as may be necessary to effect such transfer. If Buyer is unable to effect such transfer, after using its best efforts to do so, Buyer shall indemnify and hold harmless each of the Transfuel Parties from any liability associated with the failure to effect such transfer. If Buyer has not effected such transfer on or prior to the Closing Date, Buyer shall within thirty (30) days of the Closing Date effect such transfer or in lieu thereof shall obtain letters of credit on terms and from financial institutions satisfactory to Transfuel, with respect to the Business Guaranties as to which such transfer has not been effected. Transfuel and its Affiliates shall from and after the Closing Date cease to have any obligation whatsoever arising from or in connection with the liabilities with respect to the Assets covered by the Business Guaranties which liabilities shall be included in Covered Liabilities, and Transfuel or the appropriate Affiliate will be fully indemnified by Buyer against such Covered Liabilities under Section 8.2(a) hereof.

                 Section 5.7. INSURANCE MATTERS. Buyer acknowledges that all of the insurance coverages relating to the Assets are maintained by Transfuel or its Affiliates under blanket policies and such coverages so maintained will automatically cease and terminate on the Closing Date as they relate to the Assets. Buyer shall obtain and have in force and effect on and as of the Closing Date replacement insurance coverages, as evidenced by certificates of insurance delivered to Transfuel at the Closing. Any return premiums or prepaid insurance on policies paid for by Transfuel will be for the account of Transfuel.

                 Section 5.8. CASUALTY LOSS AND CONDEMNATION. If, prior to the Closing, all or any portion of the Assets is destroyed by fire or other casualty, or is taken in condemnation or under the right of eminent domain, or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding or any threat thereof. Subject to the terms of Section
6.1 hereof, Buyer shall purchase the Assets notwithstanding any such destruction or taking (without reduction of the Purchase

Price therefor), in which case Transfuel shall, at the Closing, (a) pay to Buyer all sums paid to any Transfuel Party by third parties by reason of the destruction or taking of such Assets and (b) assign, transfer and set over unto Buyer to the extent reasonably practicable and without recourse against any Transfuel Party all of the right, title and interest of such Transfuel Party in and to any unpaid awards or other payments from third parties arising out of the destruction or taking as to such Assets; provided, however, that the payment of such sums and the assignment of such unpaid awards or other payments shall be reduced by (i) the costs and expenses incurred by any Transfuel Party prior to the Closing Date to repair, replace or restore such damaged or taken Assets and (ii) the costs and expenses incurred by any Transfuel Party in collecting or attempting to collect such sums, awards or other payments. Prior to the Closing, no Transfuel Party shall voluntarily compromise, settle or adjust any material amounts payable by reason of any material destruction or taking of any of the Assets without first obtaining the written consent of Buyer which consent shall not be unreasonably withheld. On or prior to Closing, Transfuel shall cause Buyer to be listed as an additional insured on all policies of insurance covering the Assets set forth on Schedule 5.8 for the period from the Effective Date to and including the Closing Date.

                 Section 5.9. CORPORATE NAME; TRADEMARK RIGHTS. (a) Promptly following the Closing, but in any event no later than 90 days thereafter, Buyer shall cease to use the name "Transfuel" or any similar name in the operation of the Assets.

                 (b) Buyer understands and agrees that nothing in this Agreement or the Related Agreements or otherwise confers upon Buyer any rights to or under any trademarks, service marks, logos or trade names of Transfuel or any of its Affiliates ("Marks"). Buyer agrees that, promptly following the Closing, but in any event no later than 90 days thereafter, Buyer will cease all use of the Marks, including, without limitation, any name including the words "Transfuel," the "Transfuel logo" and all marks, names and trade styles confusingly similar to such words and symbols. Buyer further agrees that it will, within 90 days following the Closing, remove all references to and representations of any of the Marks from the Assets.

                 Section 5.10. REGULATORY FILINGS. (a) If not previously filed by Buyer and Transfuel, within ten business days after the date hereof, Buyer and Transfuel will make such filings as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement, and will use all reasonable efforts to obtain early termination of any waiting period under the HSR Act. Buyer and Transfuel will file or cause to be filed as promptly as practicable with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("Justice Department") any supplemental information which may be requested pursuant to the HSR Act. All filings referred to in this Section 5.10 will comply in all material respects with the requirements of the respective laws pursuant to which they are made. Buyer and Transfuel shall use their reasonable efforts to obtain expeditious approval of the FTC and the Justice Department.

                 Section 5.11.      EMPLOYEES.

                 (a) Buyer agrees that effective as of the Closing Date (i) it will offer employment, with base pay consistent with Buyer's pay scale and similar job responsibilities, to each individual listed on Schedule 5.11(a)-1 hereto, a final version of which Buyer shall deliver to Transfuel not later than five (5) business days prior to the Closing Date, who is employed by Transfuel as of the Closing Date (whether or not actively at work after the date of this Agreement) (collectively, the "Schedule 1 Employees") as those job responsibilities are in effect immediately prior to the Closing Date (those Scheduled Employees who accept Buyer's offer of employment being the "Transferred Employees") and (ii) it will reimburse Transfuel at Closing for severance benefits to be paid by Transfuel to each individual listed on
Schedule 5.11(a)-2 hereto, a final version of which Buyer shall deliver to Transfuel not later than five (5) business days prior to the Closing Date, who is employed by Transfuel as of the Closing Date (whether or not actively at work) (collectively, the "Schedule 2 Employees"); PROVIDED that such reimbursement for each such Schedule 2 Employee shall not exceed that amount determined by multiplying such Schedule 2 Employee's current weekly wage set forth on Schedule 5.11(a)-2 hereto, (excluding benefits) by eight (8). Buyer agrees to comply with any applicable terms of the WARN Act following the Closing Date, and shall indemnify Transfuel against all claims and liabilities, if any, under the WARN Act with respect to the Transferred Employees based upon or arising out of such person's employment by Buyer on or after the Closing Date. Buyer agrees that Schedules 5.11(a)-1 and 5.11(a)-2 shall include all employees included on Schedule 5.11 attached hereto and that severance benefits shall be calculated in accordance with the methodology employed on page 2 of
Schedule 5.11(a)-2 attached hereto.

                 (b) Effective on the Closing Date, Buyer shall take all actions necessary to provide coverage to each Transferred Employee (and his or her dependents) under a group health plan of Buyer and under each other compensation and employee benefit plan, policy, practice and arrangement maintained or contributed to by Buyer for similarly situated employees of Buyer ("Buyer's Plan") and shall grant all Transferred Employees credit for all service with Transfuel and its Affiliates (and their respective predecessors) prior to the Closing Date for eligibility and vesting purposes under Buyer's Plan to the extent such service was recognized by Transfuel and its Affiliates and consistent with Buyer's policies and procedures. With respect to Buyer's group health plan, Buyer will not waive any exclusion or limitation with respect to any pre-existing conditions and actively-at-work exclusions thereunder with respect to the Transferred Employees (and their dependents) or take into account any expenses incurred by such person on or before the Closing Date for purposes of satisfying deductible, coinsurance and maximum out-of-pocket provisions.

                 (c) On and after the Closing Date, Buyer shall fully indemnify and hold harmless Transfuel and its Affiliates against any and all claims made by and liabilities to any Transferred Employee (or any dependent, beneficiary, heir, executor, successor or assign thereof) with respect to, based upon or arising out of such person's employment by Buyer on or after the Closing Date. On and after the Closing Date, Transfuel shall fully indemnify and hold harmless Buyer and its Affiliates against any and all claims made by and liabilities to any employee or former employee of Transfuel (or any dependent, beneficiary, heir, executor, successor or assign thereof) with respect to, based upon or arising out of such person's employment with Transfuel prior to the Closing Date.

                 Section 5.12. TRANSFER OF SUSPENSE ACCOUNT FUNDS. At Closing, Transfuel shall transfer to Buyer funds in an amount equal to all landowner royalties held in suspense and set forth in Schedule 3.18, which
Schedule 3.18 shall be revised prior to Closing and delivered to Buyer to reflect payments made by the Transfuel Parties during the period from the date of this Agreement to the Closing Date.

                 Section 5.13. TCW INTERESTS. On or prior to the Closing Date, Transfuel shall acquire, or cause to be acquired by a Transfuel Party, all interests of whatever nature in the Assets held by TCW (the "TCW Interests").

                 Section 5.14. ARI MERGER. Prior to Closing, Transfuel, at its option, may cause Appalachia Royalty, Inc. to be merged with and into Transfuel Resources Company.

                                   ARTICLE VI
                                   ----------

                   Conditions of Buyer's Obligation to Close
                   -----------------------------------------

                 Buyer's obligation to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                 Section 6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRANSFUEL. The (a) representations and warranties of Transfuel contained in
Article III of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for any variations from such representations and warranties related to the Assets and the Transfuel Parties between the date hereof and the Closing Date in the manner permitted by this Agreement, and (b) covenants and agreements of the Transfuel Parties contained in this Agreement and the Related Agreements to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects; and Buyer shall have received at the Closing a certificate, dated the Closing Date and validly executed on behalf of each of the Transfuel Parties, to the effect that the conditions set forth in (a) and (b) above have been so satisfied. Notwithstanding the foregoing, the condition expressed in this Section 6.1 shall be deemed to have been met despite the violation, breach, untruth or inaccuracy of any representation or warranty, the failure of any covenant or any uninsured casualty loss, unless the aggregate effect of all such violations, breaches, untruths, inaccuracies, failures and uninsured casualty losses, taken together, would give rise to a quantifiable adverse effect on or damage to the Assets or the related business in an aggregate amount in excess of One Million Three Hundred Thousand Dollars ($1,300,000).

                 Section 6.2. WAITING PERIOD. The waiting period for any governmental approval under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated.

                 Section 6.3. NO INJUNCTION. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect and which restrains or prohibits the consummation of the transactions contemplated hereby.

                 Section 6.4. CONSENTS. All material consents and approvals of all Persons required to permit the transfer of the Assets and the consummation of the transactions contemplated hereby and which consents or approvals, if not received, would have a Material Adverse Effect shall have been obtained.

                                  ARTICLE VII
                                  -----------

           Conditions to the Transfuel Parties' Obligations to Close
           ---------------------------------------------------------

                 The Transfuel Parties' obligations to consummate the transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                 Section 7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. The (a) representations and warranties of Buyer contained in Article IV of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and (b) covenants and agreements of Buyer contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement and the Related Agreements shall have been duly performed in all material respects, and Transfuel shall have received at the Closing a certificate, dated the Closing Date and validly executed on behalf of Buyer, to the effect that the conditions set forth in (a) and (b) above have been so satisfied.

                 Section 7.2. WAITING PERIOD. The waiting period for any governmental approval, under the HSR Act or otherwise applicable to the consummation of the transactions contemplated hereby, shall have expired or been terminated.

                 Section 7.3. CONSENTS. All material consents and approvals of all Persons required to permit the transfer of the Assets and the consummation of the transactions contemplated hereby and which consents or approvals, if not received, would have a Material Adverse Effect shall have been obtained.


                                  ARTICLE VIII
                                  ------------

                       Limited Survival; Indemnification
                       ---------------------------------

                 Section 8.1. LIMITED SURVIVAL. All representations, warranties and covenants of the parties or any authorized representative thereof contained in this Agreement or in any Schedule or Exhibit hereto, or in any certificate, document or other instrument delivered in connection herewith shall terminate and cease to be of further force and effect as of the Closing, except for the provisions of Sections 2.9, 3.6, 3.14, 5.11(c) (the last full sentence thereof), 10.4, 10.10, 10.12 and 10.15, which shall survive the Closing. In addition, those covenants that expressly contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

                 Section 8.2.       INDEMNIFICATION.

                 (A) FROM AND AFTER THE CLOSING DATE, BUYER SHALL INDEMNIFY AND HOLD HARMLESS TRANSFUEL, ITS AFFILIATES, EACH OF THEIR RESPECTIVE PRESENT AND FORMER DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND EACH OF THE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY, THE "TRANSFUEL INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COVERED LIABILITIES INCURRED BY OR ASSERTED AGAINST ANY OF THE TRANSFUEL INDEMNIFIED PARTIES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR IN CONNECTION WITH OR ARISING FROM THE OWNERSHIP OR OPERATION OF THE ASSETS HERETOFORE, CURRENTLY OR HEREAFTER OWNED OR CONDUCTED, AS THE CASE MAY BE, INCLUDING, WITHOUT LIMITATION, ANY AND ALL COVERED LIABILITIES BASED ON NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE AND CONCURRENT NEGLIGENCE), STRICT LIABILITY OR OTHER FAULT OF THE TRANSFUEL INDEMNIFIED PARTY OR ANY OTHER THEORY OF LIABILITY OR FAULT, WHETHER IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY.

                 (B) FROM AND AFTER THE CLOSING DATE, TRANSFUEL SHALL INDEMNIFY AND HOLD HARMLESS BUYER FROM AND AGAINST ANY AND ALL LIABILITIES INCURRED BY OR ASSERTED AGAINST BUYER OR THE ASSETS IN CONNECTION WITH THE REPRESENTATION MADE IN SECTION 3.6, OR THE MATTERS IDENTIFIED ON SCHEDULE 3.6 AS BEING SUBJECT TO INDEMNIFICATION UNDER SECTION 8.2(B), OR THE MATTERS SET FORTH IN SCHEDULE 8.2(B). IN THE EVENT THAT AFTER THE CLOSING TRANSFUEL IS DISSOLVED UNDER THE APPLICABLE PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW, ALL OBLIGATIONS OF TRANSFUEL UNDER SECTION 8.1 AND 8.2(B) SHALL BE ASSUMED BY THE SOLE STOCKHOLDER OF TRANSFUEL, DIAMOND ENERGY, INC., A DELAWARE CORPORATION.

                 Section 8.3. THIRD PARTY CLAIMS. If a claim by a third party is made against a Transfuel Indemnified Party or Buyer, and if such party against whom a claim is made intends to seek indemnity with respect thereto under this Article VIII, such indemnified party shall, within seven (7) days, notify the indemnifying party of such claim. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the indemnified party shall use its reasonable efforts to cooperate in connection therewith; provided, however, that (a) the indemnifying party shall permit such indemnified party to participate in such settlement or defense through counsel chosen by such indemnified party provided that the fees and expenses of such counsel shall be borne by such indemnified party, and (b) the indemnifying party shall promptly assume and hold such indemnified party harmless from and against the full amount of any liability resulting therefrom. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party for such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The indemnifying party shall not, except with the consent of the indemnified party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim of an unconditional release to the indemnified party from all liability with respect to such claim or consent to entry of any judgement.

                 Section 8.4. NO THIRD PARTY INDEMNIFICATION. Transfuel hereby represents and warrants to Buyer that (i) except as set forth on
Schedule 8.4 hereto, it has no obligation to indemnify any third party seller from whom it acquired any of the Assets (or any other third party seller from whom such third party seller acquired the Assets or any part thereof) with respect to any claims, liabilities, or causes of action arising prior to Transfuel's acquisition of such Assets, and (ii) to the best of Transfuel's knowledge, Transfuel has no rights to indemnification (other than warranties of title, if any, and policies of insurance) from any unaffiliated third party with respect to claims, liabilities, or causes of action arising out of, attributable to, or in connection with the ownership or operation of the Assets. On or prior to Closing, Transfuel shall cause Buyer to be listed as an additional insured on all policies of insurance covering the Assets set forth on Schedule 5.8 for the period from the Effective Date to and including the Closing Date.


                                   ARTICLE IX
                                   ----------

                                  Termination
                                  -----------

                 Section 9.1. TERMINATION. This Agreement and the Asset purchase may be terminated at any time prior to the Closing by:

                 (a)    the mutual consent of the Transfuel Parties and Buyer;

                 (b) Transfuel Parties, if there is a failure of a condition under Article VII hereof;

                 (c)    Buyer, if there is a failure of a condition under
Article VI hereof; or

                 (d) either the Transfuel Parties or Buyer if the Closing has not occurred by the close of business on October 16, 1995 and if the failure to consummate the purchase of the Assets on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled by such party or its Affiliates at or prior to Closing.

                 Section 9.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by either or both of the Transfuel Parties and Buyer pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no further effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.1(b) and 10.4 hereof shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement. If this Agreement is terminated (i) by the Transfuel Parties pursuant to Section 9.1(b) hereof as a result of a failure of a condition under Section 7.1 hereof or as a result of a failure by Buyer to obtain any consent or approval required to be obtained by Buyer under Section 7.3 hereof, Transfuel shall retain the Performance Deposit with such forfeiture of the Performance Deposit to be in addition to and not to be in lieu of any rights and remedies Transfuel may have at law or in equity;
(ii) by Buyer pursuant to Section 9.1(c) as a result of a failure of a condition under Article VI, the entire Performance Deposit shall be immediately returned to Buyer; and (iii) by either or both of the Transfuel Parties and Buyer pursuant to any other provision of Section 9.1 hereof, Transfuel shall return the Performance Deposit to Buyer. The returns pursuant to clauses (ii) and (iii) hereof shall be made by wire transfer to an account designated by Buyer on the next succeeding Business Day after receipt of written notice of the termination of this Agreement from the terminating party.

                                   ARTICLE X
                                   ---------

                                 Miscellaneous
                                 -------------

                 Section 10.1. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 Section 10.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the choice of law principles thereof.

                 Section 10.3. ENTIRE AGREEMENT. This Agreement (including the Related Agreements and other agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

                 Section 10.4. EXPENSES. Except as set forth in this Agreement, irrespective of whether the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. The filing fee required for governmental approval under the HSR Act shall be paid one-half by Transfuel and one-half by Buyer. Transfuel shall pay all expenses incurred by Transfuel in connection with the acquisition and transfer of the TCW Interests.

                 Section 10.5. NOTICES. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number set forth below. Notices to any Transfuel Party shall be addressed to:

                 Transfuel, Inc.
                 9801 Westheimer, Suite 500
                 Houston, Texas  77042
                 Attention:    Anthony J. Clark
                 Telephone:    (713) 260-6400
                 FAX:               (713) 260-6446

                 with a copy to:

                 Thomas G. Bateman, Jr.
                 Andrews & Kurth L.L.P.
                 4200 Texas Commerce Tower
                 Houston, Texas 77002
                 Telephone:    (713) 220-4270
                 FAX:               (713) 220-4285

or at such other address and to the attention of such other person as Transfuel may designate by written notice to Buyer. Notices to any of the parties constituting Buyer shall be addressed to:

                 Lomak Petroleum, Inc.
                 125 State Route 43
                 P.O. Box 550
                 Hartville, Ohio  44632-0550
                 Attention:    Jeffery A. Bynum

                 Telephone:    (216) 877-6747
                 FAX:               (216) 877-6129

                 with a copy to:

                 Walter M. Epstein
                 Rubin Baum Levin Constant & Friedman
                 30 Rockefeller Plaza
                 New York, New York  10112
                 Telephone:    (212) 698-7758
                 FAX:               (212) 698-7825

or at such other address and to the attention of such other person as Buyer may designate by written notice to Transfuel.

                 Section 10.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto, except pursuant to the provisions of Sections 2.3 and 8.2 hereof and except that the Registration Rights may be assigned in accordance with the terms thereof.

                 Section 10.7. HEADINGS; DEFINITIONS. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                 Section 10.8. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                 Section 10.9. BREACHES OF REPRESENTATIONS AND WARRANTIES, SCHEDULES AND EXHIBITS. (a) Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or Section in this Agreement, should the existence of the fact or item or its contents be relevant to any other paragraph or Section, shall be deemed to be disclosed with respect to that other paragraph or Section whether or not an explicit cross-reference appears.

                 (b) Notwithstanding any provision herein to the contrary, no breach of a representation or warranty of Transfuel in this Agreement shall be deemed to have occurred as a result of any claim, event, change or occurrence based on any change or changes in the price of oil, gas, natural gas liquids or other hydrocarbon products, applicable laws or regulations, financial or market conditions, natural declines in well performance, or reserves (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business).

                 Section 10.10. DISCLAIMER OF WARRANTIES. NOTWITHSTANDING ANYTHING CONTAINED IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF THE PARTIES HERETO THAT THE TRANSFUEL PARTIES ARE MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, AND IT IS UNDERSTOOD THAT BUYER TAKES THE ASSETS "AS IS AND WHERE IS." WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY FOREGOING, EACH OF THE TRANSFUEL PARTIES HEREBY (A) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (i) TITLE TO ASSETS, (ii) THE CONDITION OF THE ASSETS (INCLUDING WITHOUT LIMITATION ANY IMPLIED OR EXPRESSED

WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE,) OR (iii) ANY INFRINGEMENT BY TRANSFUEL OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY; AND (B) NEGATES ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF THE TRANSFUEL PARTIES AND BUYER THAT THE ASSETS ARE TO BE ACCEPTED BY BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR. THE FOREGOING DISCLAIMER AMONG OTHER THINGS SHALL CONSTITUTE A DISCLAIMER OF ANY RIGHT TO A RETURN OF ALL OR ANY PART OF THE PURCHASE PRICE WHICH MAY EXIST UNDER APPLICABLE STATE LAW. It is understood that any cost estimates, projections or other predictions contained or referred to in the Schedules hereto or in the materials that have been provided to Buyer are not and shall not be deemed to be representations or warranties of Transfuel or any Affiliate thereof. It is also understood that, except for those representations and warranties expressly made in this Agreement, any oral or written statements made directly or indirectly by or on behalf of any Transfuel Party are not and shall not be deemed to be representations or warranties of Transfuel or any Affiliate thereof.

                 Section 10.11. AGREEMENT FOR THE PARTIES' BENEFIT. Except for Section 5.6 hereof, which is also intended to benefit and to be enforceable by any Affiliate of Transfuel that is obligated under one or more of the Business Guaranties, and Section 8.2 hereof, which is also intended to benefit and to be enforceable by any of Transfuel Indemnified Parties, this Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person other than the parties hereto or such Persons described above is entitled to rely on any representation, warranty or covenant contained herein.

                 Section 10.12. DTPA WAIVER. BUYER HEREBY REPRESENTS AND ACKNOWLEDGES THAT IT IS A "BUSINESS CONSUMER" FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE), THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND BY THE RELATED AGREEMENTS, THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN ENTERING INTO THIS AGREEMENT AND THE RELATED AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE PARTIES TO AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE RELATED AGREEMENTS. BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (OTHER THAN SECTION 17.555 THEREOF), AS FROM TIME TO TIME AMENDED.

                 Section 10.13. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                 Section 10.14. EXCLUSIVE REMEDY. The exclusive remedy available to Buyer for the breach of any representation or warranty or failure of covenant by any Transfuel Party hereunder shall be limited to Buyer's right not to close the transaction if the conditions to closing set forth in Article VI are not satisfied.

                 Section 10.15. TRANSFER TAXES. Buyer shall pay all sales, use, transfer, real property transfer, recording, gains and other similar taxes and fees, exclusive of income taxes, ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement.
Transfuel and Buyer shall cooperate in filing all necessary documentation and returns with respect to Transfer Taxes. Transfuel has paid or will have paid prior to Closing all Transfer Taxes in connection with the acquisition of the TCW Interests.

                 Section 10.16. NO SHOP PROVISION. From the date of execution of this Agreement through the earlier of the Closing Date or the termination of this Agreement, Transfuel will not and Transfuel will cause its officers and directors not to engage in any discussions or negotiations with others or otherwise solicit interest with respect to the purchase of the Assets.

                 IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                  TRANSFUEL, INC.


                                  By: _____________________________
                                  Name:        J. Gregory Champion
                                  Title:       Vice President - Land & Legal


                                  TRANSFUEL RESOURCES COMPANY


                                  By: _____________________________
                                  Name:        J. Gregory Champion
                                  Title:       Vice President - Land & Legal


                                  TRANSFUEL GATHERING COMPANY


                                  By: _____________________________
                                  Name:        J. Gregory Champion
                                  Title:       Vice President - Land & Legal


                                  TRANSFUEL MARKETING COMPANY


                                  By: _____________________________
                                  Name:        J. Gregory Champion
                                  Title:       Vice President - Land & Legal


                                  TRANSFUEL WELL SERVICE COMPANY


                                  By: ____________________________
                                  Name:        J. Gregory Champion
                                  Title:       Vice President - Land & Legal

                                     APPALACHIA ROYALTY, INC.


                                     By: _____________________________
                                     Name:        J. Gregory Champion
                                     Title:       Vice President - Land & Legal


                                     LOMAK PETROLEUM, INC.


                                     By: _____________________________
                                     Name:        Jeffery A. Bynum
                                     Title:       Vice President - Land


                                     LOMAK OPERATING COMPANY


                                     By: _____________________________
                                     Name:        Jeffery A. Bynum
                                     Title:       Vice President - Land


                                     LOMAK RESOURCES COMPANY


                                     By: _____________________________
                                     Name:        Jeffery A. Bynum
                                     Title:       Vice President - Land

                                  APPENDIX A


                REGISTRATION UNDER THE SECURITIES ACT OF 1933


                 SECTION 1. CERTAIN DEFINITIONS. As used in this APPENDIX A, the following capitalized terms shall have the following respective meanings:

                 ACT: Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                 COMPANY:  Lomak Petroleum, Inc., a Delaware corporation.

                 EXCHANGE ACT: Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

                 HOLDER:  A Person owning Registrable Common Stock.

                 PERSON: An individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity engaging in commercial activities.

                 PUBLIC OFFERING: A public offering of any of the Company's equity or debt securities pursuant to a Registration Statement under the Act.

                 PURCHASE AGREEMENT: The Asset Purchase Agreement between the Company, Transfuel, and the other parties that are signatories thereto, to which this APPENDIX A is attached.

                 REGISTRABLE COMMON STOCK: Any share of Common Stock issued to Transfuel, and/or its designees, assignees or transferees, including those which may thereafter be issued by the Company in respect of any such shares of Common Stock by means of any stock splits, stock dividends, recapitalization, reclassification or the like; PROVIDED, HOWEVER, that as to any particular share of Common Stock that is Registrable Common Stock, such share of Common Stock shall cease to be Registrable Common Stock when a Registration Statement with respect to the sale of such stock shall have become effective under the Act and such stock shall have been disposed of in accordance with such Registration Statement.

                 REGISTRATION STATEMENT: Any Registration Statement of the Company filed or to be filed with the SEC which covers any of the Registrable Common stock pursuant to the provisions of this APPENDIX A, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.


                 SEC: Securities and Exchange Commission or any successor thereto.

                 All other capitalized terms used in this APPENDIX A without definition shall have the meaning ascribed thereto in the Purchase Agreement.

                 SECTION 2.       DEMAND FOR REGISTRATION.

                 (a) If the Company shall receive at any time a written request from the Holders of a majority of the Registrable Common Stock that the Company file a Registration Statement under the Act covering the registration of the Registrable Common Stock that are the subject of such request (a "DEMAND REGISTRATION"), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders of Registrable Common Stock and shall use its best efforts to effect as soon as practicable the registration under the Act in accordance with Section 4 hereof of all Registrable Common Stock which the Holders request be registered within thirty
(30) days after the mailing of such notice by the Company;

                 (b)   [Intentionally Omitted]

                 (c) The Company shall be obligated to effect one (1) but no more than one Demand Registration under this Section 2;

                 (d) Notwithstanding the foregoing, if the Company shall furnish to the Holders initiating a registration request under Section 2(a) hereof (the "INITIATING HOLDERS") requesting a Registration Statement pursuant to this Section 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right with respect to a request under this Section 2 more than once in any twelve (12) month period; and

                 (e) Notwithstanding the foregoing provisions of this Section 2, if at the time of any request by the Initiating Holders under this Section 2, the Company has fixed plans to file within forty-five (45) days after such request for the sale of any of its securities in a Public Offering under the Act, no registration of the Initiating Holders' securities shall be initiated under this Section 2 until one hundred eighty (180) days after the effective date of such registration unless the Company is no longer proceeding diligently to effect such registration.

                 SECTION 3. COMPANY REGISTRATION. If at any time the Company proposes to register (a "PIGGYBACK REGISTRATION") (including for this purpose any registration effected by the Company for stockholders other than the Holders of Registrable Common Stock) any of its capital stock or other securities under the Act in connection with the Public Offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Common Stock), the Company shall, at such time, promptly give each Holder of Registrable Common Stock written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall use its best efforts, subject to the provisions of Section 8 hereof, to cause to be registered under the Act all of the Registrable Common Stock that each Holder has requested be registered; PROVIDED, HOWEVER that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to any Holder.

                 SECTION 4. OBLIGATIONS OF THE COMPANY. Whenever required pursuant to this APPENDIX A to effect the registration of any Registrable Common Stock, the Company shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Common Stock registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days;

                 (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement;

                 (c) Furnish to the Holders of Registrable Common Stock such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonable request in order to facilitate the disposition of Registrable Common Stock owned by them;

                 (d) Use its best efforts to register and qualify the Registrable Common Stock under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

                 (e) In the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder of Registrable Common Stock participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                 (f) Notify each Holder of Registrable Common Stock covered by such Registration Statement in the event the Company has delivered preliminary or final prospectuses to any such Holder and, after having done so, such prospectus is amended to comply with the requirements of the Act. Upon such notification, such Holders shall immediately cease making offers of Registrable Common Stock and return all prospectuses to the Company. The Company shall promptly provide such Holders with revised prospectuses and, following receipt of the revised prospectuses, such Holders shall be free to resume making offers of the Registrable Common Stock; and

                 (g) Furnish, at the request of any Holder requesting registration of Registrable Common Stock pursuant to this APPENDIX A on the date that such Registrable Common Stock are delivered to the underwriters for sale in connection with a registration pursuant to this APPENDIX A, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of such Registrable Common Stock, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of such Registrable Common Stock.

                 SECTION 5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this APPENDIX A with respect to the Registrable Common Stock of any selling Holder (the "SELLING HOLDER") that such Selling Holder shall furnish to the Company such information regarding itself, the Registrable Common Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Common Stock.

                 SECTION 6. EXPENSES OF DEMAND REGISTRATION. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 2 hereof, including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Selling Holders designated by the Holders of a majority of Registrable Common Stock, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Common Stock to be registered (in which case all Initiating Holders shall bear such expenses), unless the Holders of a majority of the securities to be registered agree to forfeit their right to the Demand Registration; PROVIDED FURTHER that if at the time of such withdrawal such Holders have learned of a material adverse change in the condition or business of the Company from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then such Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 2 hereof.

                 SECTION 7. EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with the registration, filing or qualification of Registrable Common Stock with respect to all

Piggyback Registrations pursuant to Section 3 hereof for each Holder (which right may be assigned as provided in Section 11 hereof), including (without limitation) all registration, filing and qualification fees, printing and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the Selling Holders' Registrable Common Stock, but excluding underwriting discounts and commissions relating to Registrable Common Stock.

                 SECTION 8. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3 hereof to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Common Stock, requested by stockholders to be included in such offering exceeds the number of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Common Stock, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included other than pursuant to demand registration rights) shall be reduced (to zero if necessary other than in the case of securities to be registered pursuant to demand registration rights) by apportioning pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall any shares being sold by a stockholder exercising a Demand Registration right under Section 2 hereof be excluded from such offering.

                 SECTION 9. INDEMNIFICATION. In the event any Registrable Common Stock are included in a Registration Statement pursuant to this APPENDIX A:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder of Registrable Common Stock and such Selling Holders' officers and directors, any underwriter (as defined in the Act) for such Selling Holder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Act or the Exchange Act (each, an "INDEMNITEE"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, or the Exchange Act or any state securities law; and the Company will pay to each such Indemnitee any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnitee. Notwithstanding the above, the foregoing indemnity is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity shall not inure to the benefit of any other Holder, if a copy of the final prospectus was furnished to the Person asserting the loss, claim, damage or liability at or prior to the time such action is required by the Act and if the final prospectus corrected the untrue statement or omission or alleged untrue statement or omission;

                 (b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Selling Holder selling securities in such Registration Statement and any controlling Person of any such underwriter, or other Selling Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 9 in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity contained in this Section 9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER that in no event shall any indemnity under this Section 9 exceed the gross proceeds from the offering received by such Selling Holder;

                 (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice of the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9;

                 (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9(a) or 9(b) but it is found in a final judicial determination, not subject to further appeal, that any such indemnification may not be enforced in such case, even though this Appendix A expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent or counsel of the Company, or any controlling Person of the Company), on the one hand, and the Holders (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand; PROVIDED, HOWEVER, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Holders in connection with the facts which resulted in such losses, claims, damages, liabilities and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering received by each of the Company, on the one hand, and the Holders, on the other hand. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capital allocation of the aggregate losses, claims, damages, liabilities and expenses, or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 9(d). No Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. For purposes of this
Section 9(d), each Person, if any, who controls a Holder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee, agent and counsel of the Holders shall have the same rights of contribution as the Holder, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9(d). Anything in this Section 9(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9(d) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise;

                 (e) The obligations of the Company and Selling Holders under this Section 9 shall survive the completion of any offering of Registrable Common Stock made pursuant to this APPENDIX A, and otherwise; and

                 (f) The Company and the Selling Holders acknowledge that remedies at law for the enforcement of this Section 9 may be inadequate and intend that this Section 9 shall be specifically enforceable;

                 SECTION 10. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders of Registrable Common Stock the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder thereof to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
(90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                 (c) furnish to any Holder, so long as the Holder owns any Registrable Common Stock, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the Registration Statement filed by the Company under the Exchange Act), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                 SECTION 11. ASSIGNMENT OF REGISTRATIONS RIGHTS. The rights to cause the Company to register Registrable Common Stock pursuant to this APPENDIX A may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Common Stock, provided:
(i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Common Stock with respect to which such registration rights are being assigned, (ii) such transferee or assignee shall as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders of Registrable Common Stock pursuant to this APPENDIX A, (iii) any such transferee or assignee may not again transfer such rights to any other Person or entity, other than as provided in this Section 11, and (iv) such transfer of Registrable Common Stock is in compliance with applicable federal and state securities laws.

                 SECTION 12. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. Not including registration rights agreements in effect on the Closing Date, from and after the date of the Purchase Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Common Stock, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Common Stock of the Holders which is included in such Registration Statement; (b) to make a Demand Registration which could result in such Registration Statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2 hereof; or (c) to have preferential rights to register their securities over the rights of the Holders of Registrable Common Stock to register such securities hereunder.

                 SECTION 13. "MARKET STAND-OFF" AGREEMENT. Each party to the Purchase Agreement hereby agrees that, during the period of duration specified by the Company and an underwriter of any securities of the Company, following the effective date of a Registration Statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration.

                 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Common Stock of each such Holder until the end of such period.

                 SECTION 14. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this APPENDIX A may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Common Stock then outstanding. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Holder of any Registrable Common Stock then outstanding, each future Holder of all such Registrable Common Stock and the Company.

                                  NEWS RELEASE
                                  ------------
                         LOMAK IN $21 MILLION PURCHASE


FORT WORTH, TEXAS, SEPTEMBER 15, 1995. . . LOMAK PETROLEUM, INC. announced today that it had agreed to acquire a package of oil and gas properties in Appalachia for $21 million. The transaction comes on the heels of the recent purchase of Appalachian properties from Parker & Parsley for $20.2 million. The assets to be acquired include producing properties, 1,100 miles of gas gathering lines and 175,000 net undeveloped acres. As of October 1st, the properties' proved reserves are estimated at 34.3 Bcf of gas and 470,000 barrels of oil (6.2 million barrels of oil equivalents) and currently produce 10,700 Mcf of gas and 170 barrels of oil per day. As the properties are adjacent Lomak's existing Appalachian production, they are expected to benefit from significant operating efficiencies. Approximately $20.2 million of the purchase price will be paid in cash with the remainder in Lomak common stock. The cash portion will be financed under existing bank credit facilities. Closing, which is subject to completion of due diligence and regulatory approval, is expected within forty-five days.

Including the pending purchase, Lomak will have completed $52 million of acquisitions in 1995. On a pro forma basis, these acquisitions will have increased Lomak's year end 1994 proved reserves by 45% to 48 million BOE. The pretax present value of the reserves discounted at 10% would have risen 41% to $213 million. In aggregate, the reserves will have been acquired at an average cost of $3.41 per BOE. Partially as a result of the pending purchase, Lomak's production is expected to jump to over 10,000 BOE per day in the fourth quarter, a 62% increase since year end 1994.

Commenting on the acquisition, John H. Pinkerton, Lomak's President said, "We are gratified to be able to continue Lomak's remarkable rate of growth. Despite the adverse impact of the drop in energy prices over the past fifteen months on short term results, the fall has enormously increased the number and quality of acquisition opportunities. We fully expect the benefits of our acquisitions to overcome the impact of disappointing prices. This should enable us to continue to report record levels of earnings and cash flow. With core operating areas now well established in Texas, Oklahoma and Appalachia, our opportunities continue to expand. At the conclusion of this acquisition, our asset base will approximate $200 million. At that size, we are positioned to continue to realize economies of scale as well as to capitalize on the opportunities before us."

LOMAK PETROLEUM, INC. (NASDAQ: LOMK) is engaged in the acquisition, production and development of oil and gas properties in Texas, Oklahoma and Appalachia.

- --------------------------------------------------------------------------------

95-10
CONTACT:              C. R. MICHAELS, VICE CHAIRMAN               (216) 877-6747


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